Exhibit 99.1

Contact:	Donna M. Coughey, CEO
Joseph T. Crowley, CFO

Telephone: 610-995-1700

WILLOW FINANCIAL ACQUIRES CARNEGIE WEALTH MANAGEMENT

$200 million wealth management firm bolsters trust and investment services platform

Transaction expected to be immediately accretive to earnings

WAYNE, Pa.—November 5, 2007—Today Willow Financial Bancorp, Inc. (“Willow”) (Nasdaq/Global Select Market: WFBC) announced the acquisition of Carnegie Wealth Management (“Carnegie”). Carnegie is a $200 million wealth management firm based in Exton, PA with offices at Moultonboro, NH.  Financial terms of the transaction were not disclosed.  The acquisition expands Willow’s wealth management focus, bringing total assets under management to over $900 million, and is expected to be immediately accretive to earnings per share.

Founded in 1985, Carnegie provides professional investment consulting services to retirement plan administrators, foundations, corporations and high net worth investors.  Carnegie has clients in 40 states across the nation.  Roy Johnston, owner of Carnegie will join the Willow executive staff and will continue to directly manage Carnegie’s operations along with his team of experienced financial professionals.

“This transaction fits perfectly with our strategy to diversify our core banking business through the acquisition of entrepreneurial fee-based businesses,” says Donna Coughey, President and CEO of Willow.  “Carnegie is a strong addition to our wealth management operation, and Roy Johnston has built an extremely successful operation with many loyal clients and a hands-on, customized approach to wealth management.”

Coughey continued, “Carnegie’s holistic approach evaluates non-traditional investments including private placements, private equity, and limited partnerships alongside traditional equity and fixed income investments, provides a unique, differentiated business model that will be appealing to our more sophisticated wealth management clients.”

Roy Johnston added, “Willow Financial is exactly the right partner for Carnegie. Our cultures are extremely similar, with a personalized approach to customer relations based on thorough knowledge of each client’s financial objectives, risk appetite, and overall financial picture.  In addition, Willow provided the opportunity for us to continue to manage and grow our business, while monetizing the investment in Carnegie for estate planning purposes.  I believe that our clients will benefit from many of the banking products that Willow brings to the table, including commercial lending, cash management and private banking services.”

The acquisition is expected to close upon receipt of regulatory approval.

About Willow Financial Bancorp:

Willow Financial Bancorp, Inc. (NASDAQ Global Select Market: WFBC), is the holding company for Willow Financial Bank, a growing community bank in Southeastern Pennsylvania with $1.5 billion in assets. With 29 convenient offices, Willow Financial Bank has a substantial community presence in Bucks, Chester, Montgomery, and Philadelphia counties - some of the fastest-growing communities in Pennsylvania. The Bank provides a complete line of products and services, including: retail banking, business and commercial banking, cash management, wealth management and investments. Our relentless focus on customer service caters to the distinctive needs of consumers and small business owners, through sophisticated commercial clients and high net-worth individuals. Willow Financial Bank has been recognized as the “Best Neighborhood Bank” by Philadelphia Magazine in 2007. Headquartered in Wayne, Pa., Willow Financial Bank has the team, the resources and the sophisticated products to compete with any bank in the region. To see what WillPower is worth, visit www.wfbonline.com or call 1-800-NEW WILLOW.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Financial Bancorp, Inc. management’s intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Willow Financial Bancorp and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Actual results may differ materially from the anticipated results expressed in the forward-looking statements. Factors that may affect the Company’s future operations are discussed in the documents filed by Willow Financial Bancorp with the Securities and Exchange Commission (“SEC”) from time to time, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007. Additional factors that may cause the results referenced in forward-looking statements to differ from actual results include general economic conditions and the interest rate yield curve, changes in deposit flows, changes in credit quality and legislative and regulatory changes, among other things. Copies of these documents may be obtained from Willow Financial Bancorp upon request without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.